Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 14, 2020, is entered into by and among KBR, INC., a Delaware corporation (“KBR”), each subsidiary of KBR identified as a “Borrower” on the signature pages hereto (together with KBR, the “Borrowers” and each a “Borrower”), as borrowers, each Lender (as defined in the Credit Agreement (defined below)) party hereto, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the Administrative Agent and certain banks and other financial institutions are parties to that certain Syndicated Facility Agreement, dated as of April 25, 2018 (as previously amended, as amended hereby and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”), pursuant to which the Lenders have extended certain revolving, term and performance letter of credit facilities to KBR;

WHEREAS, the Borrowers have requested certain amendments to certain terms of the Existing Credit Agreement as provided herein, and the Administrative Agent and each of the undersigned Lenders party hereto have agreed to such requests, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement, as amended by this Amendment.

2.            Amendments to Credit Agreement. Subject to the terms and conditions hereof and with effect from and after the Amendment Effective Date (defined below), the Existing Credit Agreement is hereby amended as follows:

(a)            The definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting clause (ix) of the proviso of such definition and replacing such clause with the following in lieu thereof:

“(ix) any payroll accounts, employee wage and benefit accounts, tax accounts, escrow accounts, or fiduciary or trust accounts and accounts into which solely collections or proceeds of Qualified Securitization Assets (but not the proceeds received by the Borrower or any of its Restricted Subsidiaries as part of the sale of such accounts receivable) are deposited;”

(b)            The definition of “Customary Permitted Liens” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting clause (r) of such definition and replacing such clause with the following in lieu thereof:

“(r) Liens on the Investments described in Section 7.03(o) and Section 7.03(q), in each case securing the obligations described therein,” and

(c)            The definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

““Consolidated EBITDA” means, with respect to the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period:

(a)            increased (without duplication) by the following to the extent deducted (or, in the case of clauses (a)(ix) and (a)(x), not included) in calculating such Consolidated Net Income for such period:

(i)            provision for Federal, state, local and foreign taxes based on income or profits or capital (including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of the Borrower and its Restricted Subsidiaries) paid or accrued during such period, including any penalties and interest relating to any tax examinations, and (without duplication) net of any tax credits applied during such period (including tax credits applicable to taxes paid in earlier periods); plus

(ii)           Consolidated Interest Charges (including, to the extent not otherwise included therein, the accretion of the par value of any Permitted Convertible Indebtedness in the form of interest); plus

(iii)          depreciation and amortization expense; plus

(iv)          any fees, commissions, costs, expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, Disposition or recapitalization permitted under the Loan Documents or the incurrence, prepayment, amendment, modification, restructuring or refinancing of Indebtedness permitted to be incurred under the Loan Documents (whether or not successful), including (A) such fees, expenses or charges related to the Transactions and any other credit facilities and (B) any amendment or other modification of the Loan Documents and any other credit facilities; plus

(v)           the amount of any restructuring charge or reserve or integration cost, including any one-time costs incurred in connection with the Transactions and acquisitions or divestitures after the Closing Date; provided that in no event shall the aggregate amount added to Consolidated EBITDA under this clause (v), together with all amounts in such period determined in accordance with clause (ix) of this definition, exceed (A) 10% of Consolidated EBITDA for any Measurement Period ending March 31, 2020, June 30, 2020, September 30, 2020 or December 31, 2020 (calculated prior to giving effect to any adjustment pursuant to clauses (v) and (ix) of this definition) or (B) 25% of Consolidated EBITDA in any Measurement Period other than those specified in clause (A) (calculated prior to giving effect to any adjustment pursuant to clauses (v) and (ix) of this definition); plus

(vi)          other non-cash charges, write-downs, expenses, losses or items reducing such Consolidated Net Income for such period, including any impairment charges or the impact of purchase accounting, (excluding (A) any such non-cash charge, writedown or item to the extent it represents an accrual or reserve for a cash expenditure for a future period and (B) any such non-cash charge related to project writedowns or operations) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period so long as such receipt of cash is not included in calculating Consolidated Net Income or Consolidated EBITDA in such later period); plus

(vii)         any costs or expense incurred pursuant to (x) any board of directors, management or employee equity plan or stock option plan or (y) any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in the case of this clause (y) to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock); plus

(viii)        cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not otherwise added back in such period or any other period; plus

(ix)           cost savings, expense reductions, operating improvements, integration savings and synergies (calculated on a pro forma basis as though such items had been realized on the first day of such period), in each case, projected by the Borrower in good faith to be realized as a result, and within 18 months, of, or of actions taken or to be taken in connection with, (A) the Transactions and (B) mergers and other business combinations, acquisitions, asset sales, investments, restructurings and cost savings initiatives; provided that in no event shall the aggregate amount added to Consolidated EBITDA under this clause (ix), together with all amounts in such period determined in accordance with clause (v) of this definition, (A) 10% of Consolidated EBITDA for any Measurement Period ending March 31, 2020, June 30, 2020, September 30, 2020 or December 31, 2020 (calculated prior to giving effect to any adjustment pursuant to clauses (v) and (ix) of this definition) or (B) 25% of Consolidated EBITDA in any Measurement Period other than those specified in clause (A) (calculated prior to giving effect to any adjustment pursuant to clauses (v) and (ix) of this definition); plus

(x)           with respect to any Unrestricted Subsidiary, any cash distribution made by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary of the Borrower to the extent not previously included in the equity and earnings of the Borrower and its Restricted Subsidiaries; plus

(xi)           for any Measurement Period ending March 31, 2020, June 30, 2020, September 30, 2020 or December 31, 2020, the amount of any restructuring charge or reserve or integration cost, including any one-time costs, incurred in connection with the exit of the engineering, procurement and construction business by the Borrower or any Subsidiary during (i) the fiscal quarter ended March 31, 2020, in an aggregate amount for such quarter not to exceed $46,400,000 and (ii) during the fiscal quarter ended June 30, 2020, in an aggregate amount for such quarter not to exceed $43,200,000; and

(b)           decreased (without duplication) by non-cash gains to the extent included in calculating such Consolidated Net Income for such period other than (A) non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (B) non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period;

provided, that for the purposes of determining Consolidated EBITDA (solely for purposes of determining compliance with Section 7.11, but not for any other purpose, including, without limitation, the calculation of the Applicable Rate), to the extent such amounts are included as deductions from Consolidated EBITDA for the period, Borrower may add back all amounts attributed to the Permitted Ichthys Charges.”

3.           Representations and Warranties. Each Borrower by its execution hereof hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)            the execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any of such Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Borrower is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or its property is subject; or (iii) violate any applicable Law, except, in the cases of clause (ii) and (iii) as could not reasonably be expected to have a Material Adverse Effect;

(b)            this Amendment has been duly executed and delivered by each Borrower, and constitutes a legal, valid and binding obligation of each Borrower (and the Credit Agreement, as amended hereby, and each other Loan Document constitutes the legal, valid and binding obligation of each Borrower party thereto), in each case enforceable against each Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)            after giving effect to transactions contemplated to occur on or prior to the Amendment Effective Date, the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and each other Loan Document are true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively; and

(d)            no Default exists either before or after the effectiveness of this Amendment on the Amendment Effective Date.

4.            Effective Date.

(a)            This Amendment will become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment duly executed by (1) each Borrower, (2) the Administrative Agent, and (3) the Lenders necessary to constitute Required Lenders.

(b)            For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 4 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to this Amendment being deemed effective by the Administrative Agent on the Amendment Effective Date specifying its objection thereto.

(c)            From and after the Amendment Effective Date, the Credit Agreement is amended as set forth herein.

(d)            Except as expressly amended and/or waived pursuant hereto, the Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect and each is hereby ratified and confirmed in all respects, and any waiver contained herein shall be limited to the express purpose set forth herein and shall not constitute a waiver of any other condition or circumstance under or with respect to the Credit Agreement or any of the other Loan Documents.

(e)            The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Amendment Effective Date.

5.            No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement, the Credit Agreement or of any of the other Loan Documents or any obligations thereunder. Each Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) confirms and affirms all of its obligations under the Loan Documents, (c) confirms and affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting as security for the payment and performance of the Obligations outstanding on the Amendment Effective Date immediately prior to the effectiveness of the amendments provided by this Agreement and any Obligations outstanding at any time under the Credit Agreement, and (d) agrees that this Amendment and all documents executed in connection herewith (i) do not operate to reduce or discharge any Loan Party’s obligations under the Loan Documents and (ii) in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

6.            Miscellaneous.

(a)            Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect. All references in any Loan Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b)            This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Lender and each other Loan Party, and their respective successors and assigns.

(c)            THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. WITHOUT LIMITING THE FOREGOING SENTENCE, THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d)            This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties required to be a party hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(e)            If any provision of this Amendment, the Credit Agreement as amended hereby or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)             The Borrower agrees to pay in accordance with Section 10.04 of the Credit Agreement all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

(g)            This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

7.            References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time in accordance with the terms thereof.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

KBR, INC., a Delaware corporation, as KBR and a Borrower

By:	/s/ Natasha Frausto
Name:	Natasha Frausto
Title:	Vice President, Finance & Treasurer

KELLOGG BROWN & ROOT LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Natasha Frausto
Name:	Natasha Frausto
Title:	Vice President, Finance & Treasurer

KBR ENGINEERING COMPANY, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Natasha Frausto
Name:	Natasha Frausto
Title:	Vice President, Finance & Treasurer

KBR SERVICES, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Natasha Frausto
Name:	Natasha Frausto
Title:	Vice President, Finance & Treasurer

KBR, Inc.

Signature Pages

Amendment No. 4 to Credit Agreement

KBR WYLE SERVICES, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Natasha Frausto
Name:	Natasha Frausto
Title:	Vice President, Finance & Treasurer

KBR CONSTRUCTION COMPANY, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Natasha Frausto
Name:	Natasha Frausto
Title:	Vice President, Finance & Treasurer

KBR GROUP HOLDINGS, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Natasha Frausto
Name:	Natasha Frausto
Title:	Vice President, Finance & Treasurer

KELLOGG BROWN & ROOT PTY LTD., an Australian limited company, as a Borrower

By:	/s/ Natasha Frausto
Name:	Natasha Frausto
Title:	Vice President, Finance & Treasurer

KBR, Inc.

Signature Pages

Amendment No. 4 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthea Del Bianco
Name:	Anthea Del Bianco
Title:	Vice President

KBR, Inc.

Signature Pages

Amendment No.4 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Director

KBR, Inc.

Signature Pages

Amendment No.4 to Credit Agreement

BBVA USA, as a Lender

By:	/s/ Aaron Loyd
Name:	Aaron Loyd
Title:	Director

BNP PARIBAS, as a Lender

By:	/s/ Pierre-Nicholas Rogers
Name:	Pierre-Nicholas Rogers
Title:	Managing Director

By:	/s/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joshua Dearmon
Name:	Joshua Dearmon
Title:	Managing Director

CITIBANK N.A., as a Lender and an L/C Issuer

By:	/s/ Millie Schild
Name:	Millie Schild
Title:	Vice President

CITIZENS BANK, N.A. (as successor by merger to CITIZENS BANK OF PENSYLVANNIA), as a Lender

By:	/s/ Dan Laurenzi
Name:	Dan Laurenzi
Title:	Director

KBR, Inc.

Signature Pages

Amendment No.4 to Credit Agreement

HSBC BANK USA, N.A., as a Lender

By:	/s/ Shaun R. Kleinman
Name:	Shaun R. Kleinman
Title:	Senior Vice President

MUFG Bank, LTD., as a Lender

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Director

MUFG UNION BAnk, N.A., as a Lender

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Director

Regions Bank, as a Lender

By:	/s/ Jason Douglas
Name:	Jason Douglas
Title:	Director

Riyad bank, houston agency, as a Lender

By:	/s/ Michael Meiss
Name:	Michael Meiss
Title:	General Manager

By:	/s/ Roxanne Crawford
Name:	Roxanne Crawford
Title:	Vice President, Administrative Officer

KBR, Inc.

Signature Pages

Amendment No.4 to Credit Agreement

Standard Chartered Bank, as a Lender

By:	/s/ James Beck
Name:	James Beck
Title:	Associate Director

sumitomo mitsui banking corporation, as a Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

the bank of nova scotia, houston BRANCH, as a Lender

By:	/s/ Scott Nickel
Name:	Scott Nickel
Title:	Director

TRUIST BANK, as a Lender

By:	/s/ Anika Kirs
Name:	Anika Kirs
Title:	Vice President

UNITED BANK, as a Lender

By:	/s/ Edward J. Goedecke
Name:	Edward J. Goedecke
Title:	SVP

WOODFOREST NATIONAL BANK, as a Lender

By:	/s/ Celestino Gonzalez
Name:	Celestino Gonzalez
Title:	Senior Vice President

KBR, Inc.

Signature Pages

Amendment No.4 to Credit Agreement